UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2012, Accelrys, Inc., a Delaware corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”). As of April 24, 2012, the record date for the Annual Meeting, there were 55,514,955 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 50,584,537 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement”).

1.	A proposal to elect two Class II directors, Max Carnecchia and Timothy Harkness, to serve until the Company’s 2015 annual meeting of stockholders and until their respective successors have been elected and qualified.

	For	Withheld	Broker Non-Vote
Max Carnecchia	41,007,214	1,647,798	7,929,525

Timothy Harkness	36,385,816	6,269,196	7,929,525

2.	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstained
46,587,185	3,983,605	13,747

3.	A proposal to approve on an advisory, non-binding basis the compensation of the Company’s named executive officers, as presented in the Proxy Statement.

For	Against	Abstained	Broker Non-Vote
40,922,838	779,003	953,171	7,929,525

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino Executive Vice President and Chief Financial Officer

Date: June 26, 2012

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